As filed with the Securities and Exchange Commission on January 12, 1999
                        Registration No. - 333-__________
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------


                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

           Canada                                           Not applicable
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

17304 Preston Road, Suite 200
        Dallas, Texas                                            75252
(Address of principal executive offices)                      (Zip Code)
                   ------------------------------------------

                    DENBURY RESOURCES INC. STOCK OPTION PLAN
               DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                   ------------------------------------------

         Phil Rykhoek                                          Copy to:
    Chief Financial Officer                                 Donald Brodsky
    Denbury Resources Inc.                                   Karen Bryant
 17304 Preston Road, Suite 200                           Jenkens & Gilchrist,
      Dallas, Texas 75252                             A Professional Corporation
        (972) 673-2000                                1100 Louisiana, Suite 1800
(Name, address and telephone number                      Houston, Texas 77002
including area code of agent for service)                   (713) 951-3300
                     --------------------------------------

                       CALCULATION OF REGISTRATION FEE

                                         Proposed       Proposed
                                         Maximum         Maximum
  Title of Class of       Amount     Offering Price    Aggregate      Amount of
  Securities to be         to be           per          Offering    Registration
     Registered       Registered(1)(2) Share(3)(4)     Price(3)(4)     Fee (4)
--------------------- --------------- -------------- -------------  ------------
Common Shares, par
  value                     2,515,756       $  4.768  $ 11,996,000   $  3,335.00
===================== =============== ============== =============  ============

   (1)The securities to be registered are 2,015,756 additional shares reserved for issuance under the Registrant's Stock Option Plan and 500,000 additional shares reserved for issuance under the Registrant's Employee Stock Purchase Plan (collectively the "Plans").
   (2)Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Shares issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
   (3)Estimated solely for the purpose of calculating the registration fee.
   (4)Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Shares offered hereunder pursuant to the Plans is a weighted average price based on (i) 1,493,957 shares of Common Shares reserved for issuance under the Plans and that are not currently subject to outstanding stock options, at a price per share of $5.125, which is the average of the highest and lowest selling price per share of Common Shares by the New York Stock Exchange on January 5, 1999; and (ii) 999,275 of Common Shares reserved for issuance under the Stock Option Plan and subject to stock options already granted thereunder and outstanding as of January 7, 1999 at an average exercise price of $4.24 and 22,524 of Common Shares reserved for issuance under the Stock Purchase Plan at an average exercise price of $4.27.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plans are effective, Denbury Resources Inc. (the "Company") hereby incorporates herein the contents of its earlier Registration Statements (Registration No. 333-1006, No. 333-27995 and No. 333-55999) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.


Item 8.  Exhibits.

      (a)   Exhibits.

            The following documents are filed as a part of this registration statement.


 Exhibit
  Number                     Document Description

4.1     Amendment to Denbury Resources Inc. Stock Option Plan

4.2     Amendment to Denbury Resources Inc. Employee Stock Purchase Plan

5       Opinion of Burnet, Duckworth & Palmer

23      Consent of Deloitte & Touche LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on January 12, 1999:


                                            Denbury Resources Inc.


                                       By:  /s/ Phil Rykhoek
                                           ----------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Capacity                      Date
/s/ Ronald G. Greene        Chairman of the  Board of           January 12, 1999
---------------------       Directors
Ronald G. Greene


/s/ Gareth Roberts          President and Chief Executive       January 12, 1999
---------------------       Officer and Director
Gareth Roberts              (Principal   Executive Officer)


/s/ Phil Rykhoek            Chief Financial Officer and         January 12, 1999
---------------------       Secretary
Phil Rykhoek                (Principal Financial Officer)


/s/ Bobby Bishop            Controller and Chief Accounting     January 12, 1999
---------------------       Officer
Bobby Bishop                (Principal Accounting Officer)


/s/ Wilmot L. Matthews      Director                            January 12, 1999
---------------------
Wilmot L. Matthews


/s/ Wieland F. Wettstein    Director                            January 12, 1999
---------------------
Wieland F. Wettstein

                                INDEX TO EXHIBITS



 Exhibit
 Number                      Document Description

4.1     Amendment to Denbury Resources Inc. Stock Option Plan

4.2     Amendment to Denbury Resources Inc. Employee Stock Purchase Plan

5       Opinion of Burnet, Duckworth & Palmer

23      Consent of Deloitte & Touche LLP


                                        4